CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our reports as of the dates and relating to the financial statements of the companies listed below, which appear on the following pages of the current report on Form 8-K of Veterinary Centers of America, Inc. dated July 2, 1996:

     Company                        Date of Report         Page Reference
     -------                        --------------         --------------
The Pet Practice, Inc.              March 22, 1996             F-21

Professional Veterinary
Hospitals of America, Inc.          March 29, 1995             F-36

We also consent to the reference to us under the heading "Experts".

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Philadelphia, PA
July 1, 1996